EXHIBIT 10.9


                                 PROMISSORY NOTE

    Principal        Loan Date      Maturity       Loan No.     Call     Collateral        Account          Officer     Initials

   $50,000.00       05-30-2001      5-30-2002                    70         L76          008905951 U         68181

  References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Borrower   Eonnet Technologies, Inc.      Lender: PNC BANK, NATIONAL ASSOCIATION
           (TIN: 25-1824385)                      ONE PNC PLAZA
           367 Mansfield Avenue                   249 FIFTH AVENUE
           Pittsburgh, PA 16220                   PITTSBURGH, PA 15222
================================================================================


Principal Amount: $50,000.00 Initial Rate:  9.250%   Date of Note:  May 30, 2001

PROMISE TO PAY. Eonnet Technologies, Inc. ("Borrower") promises to pay to PNC BANK, NATIONAL ASSOCIATION ("Lender"), or order, in lawful money of the United States of America, the principal amount of Fifty Thousand & 00/100 Dollars ($50,000.00) or so much as may be outstanding, together with Interest on the unpaid outstanding balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

         Borrower will pay regular monthly payments of accrued interest beginning on the first day of the Billing Cycle after the Initial advance, and all subsequent interest payments are due on the same day of each month after that. Borrower will pay this loan in one payment of all outstanding principal plus all accrued interest on the Expiration Date. Borrower may borrow, repay and reborrow hereunder until the Expiration Date, subject to the terms and conditions of this Note. The "Expiration Date" shall mean May 30, 2002, or such later date as may be designated by written notice from Lender to Borrower but in no event after the tenth anniversary of the date of this Note. Borrower acknowledges and agrees that in no event will Lender be under any obligation to extend or renew the loan or this Note beyond the Initial Expiration Date In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Payments will be applied first to accrued unpaid Interest, then to late charges, then to fees and then to principal.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an Independent index which is the highest Prime Rate as published in the "Money Rates" section of The Wall Street Journal (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this Loan, Lender may designate a substitute Index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The Interest rate change will not occur more often than each month. The Index for a Billing Cycle is determined on the first day of that cycle based on the Index for the last day of the preceding calendar month which is reported. Interest on this Note is computed on the basis of a year of 366/365 days, by applying the ratio of the annual interest rate on the first day of the Billing Cycle over a year of 366/365 days to obtain a daily periodic rate, multiplied by the average daily balance during the Billing Cycle, multiplied by the number of days in the Billing Cycle. Billing Cycle means the monthly Interval between regular periodic statements. The Index currently is 7.500% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.750 percentage points over the Index, resulting in an initial rate of 9.250% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid Interest. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $100.00, whichever is less.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender.
(f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired.

LENDER'S RIGHTS. Upon default, Lender may, after giving such notices as required by applicable law, declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted, under applicable law, increase the variable interest rate on this Note to 6.750 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note. If Borrower does not pay, Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law. Lender's attorney's fees and Lender's legal expenses whether or not there is a lawsuit, including attorney's fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. If judgment is entered in connection with this Note, interest will continue to accrue on this Note after judgment at the interest rate applicable to this Note at the time judgment is entered. This Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, and when applicable, federal law.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against and any all such accounts.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested only in writing by Borrower or as provided in this paragraph. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following party or parties are authorized as provided in this paragraph to request advances under the line of credit until Lender





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